EXHIBIT 99.1

For Immediate Release: December 22, 2016
Jennifer Nahas
Vice President, Marketing
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332
Cell Phone: 949-433-6860

Joseph Kuo / Matthew Griffes
Haven Tower Group
jkuo@haventower.com / mgriffes@haventower.com
424 652 6520 ext 101 or ext 103

Griffin Capital Essential Asset REIT II Acquires State-of-the-Art Corporate
Headquarters in Parsippany, New Jersey from Normandy Real Estate Partners

Class “A” Commercial Property Encompassing 125,735 Square Feet Purchased on a Fully Occupied Basis Under Long-Term Triple Net Lease

El Segundo, Calif. (December 22, 2016) - Griffin Capital Corporation (“Griffin Capital”) announced today, on behalf of Griffin Capital Essential Asset REIT II, Inc. (the “REIT”), the acquisition of a Class “A”, three-story, 125,735 square-foot office facility (the “Property”) fully leased to Zoetis Services LLC (“Tenant”) and guaranteed by the Tenant’s parent company, Zoetis Inc. (the “Company”) (NYSE: ZTS) from Normandy Real Estate Partners and Partners Group (“Seller”). The Property was originally constructed in 1984, but the Seller commenced a complete demolition and renovation after signing a lease in July 2015 with the Tenant for its global headquarters. The REIT purchased the Property for $44.0 million from Normandy Real Estate Partners and Partners Group.

Commenting on the acquisition, Louis Sohn, Griffin Capital’s Director of Acquisitions said, “We are pleased to further expand our footprint in the growing New Jersey market and acquire this Class “A” property located in the premier Mack-Cali Business Campus. The addition of this property to our growing portfolio of high quality assets further positions the REIT to create shareholder value over the long term.”
Michael Escalante, Griffin Capital's Chief Investment Officer and President of the REIT, added, “With the business essential nature of the operations on-site, investment grade tenancy, annual rental rate escalations, institutional quality asset, and long-term lease duration, this transaction captures the majority of the salient acquisition criteria that we target for the REIT. This acquisition also marks a significant milestone for Griffin Capital Essential Asset REIT II, Inc., elevating the REIT’s total capitalization above $1 billion.”
The Property is located within the Mack-Cali Business Campus near Interstate 80 and Interstate 287, which are two of New Jersey’s main highways.
Jose Cruz and Kevin O’Hearn of HFF represented the Seller of the Property.
About Griffin Capital Essential Asset REIT II
Griffin Capital Essential Asset REIT II, Inc. is a publicly registered non-traded REIT focused on acquiring a portfolio consisting primarily of single tenant business essential properties throughout the United States, diversified by corporate credit, physical geography, product type and lease duration. As of December 16, 2016, Griffin Capital Essential Asset REIT II, Inc. has acquired 31 office and industrial buildings totaling approximately 6.5 million rentable square feet and asset value of approximately $947.2 million.

About Griffin Capital Corporation
Led by senior executives with more than two decades of real estate experience collectively encompassing over $22 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 55.4 million square feet of space since 1995. Griffin Capital and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 38 million square feet of space, located in 30 states and the United Kingdom, representing approximately $6.9 billion* in asset value, based on purchase price, as of September 30, 2016. Additional information about Griffin Capital is available at www.griffincapital.com.

*Includes the property information related to interests held in certain joint ventures.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties relating to the public offering of our common stock; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s prospectus, as amended from time to time. This is neither an offer nor a solicitation to purchase securities.